UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 1)

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Centrus Energy Corp.

(Name of Registrant as Specified In Its Charter)

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6901 Rockledge Drive, Suite 800
Bethesda, Maryland 20817
SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 31, 2017
On or about April 19, 2017, Centrus Energy Corp. (the “Company”) furnished or otherwise made available to stockholders its proxy statement (the “Proxy Statement”) describing the matters to be voted upon at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the corporate headquarters of Centrus Energy Corp., 6901 Rockledge Drive, Suite 800, Bethesda, Maryland 20817 at 10:00 a.m., Eastern Time, on Wednesday, May 31, 2017. This supplement (this “Supplement”) revises the Proxy Statement and should be read in conjunction with it. All capitalized terms used but not defined in this Supplement have the meanings ascribed to them in the Proxy Statement.
AMENDMENT TO PROPOSAL 5
APPROVAL OF AMENDMENTS TO THE CENTRUS ENERGY CORP. 2014 EQUITY INCENTIVE PLAN
At the Annual Meeting, stockholders are being asked, among other things, to vote on a proposal (which is identified in the Proxy Statement as Proposal 5) to approve certain amendments to the Company’s 2014 Equity Incentive Plan (the “2014 Plan”). The proposed amendments to the 2014 Plan include, among others, an increase in the aggregate number of shares of the Company’s common stock that may be delivered pursuant to all awards granted under the 2014 Plan (from the 1,000,000 shares previously authorized for issuance under the 2014 Plan to a new share limit of 2,000,000 shares), with a corresponding increase in the number of shares that may be subject to options granted under the 2014 Plan that are intended to qualify as “incentive stock options” under the U.S. tax laws. In order to facilitate stockholder approval of the proposed amendments to the 2014 Plan, the Company is revising this proposed amendment to the 2014 Plan to reduce the proposed increase in the 2014 Plan’s aggregate share limit from 1,000,000 shares to 200,000 shares (such that the limit on the number of shares of the Company’s common stock authorized for issuance under the 2014 Plan will increase from 1,000,000 shares to 1,200,000 shares). The foregoing reduction in the proposed aggregate share limit increase has been approved by the Company’s Board of Directors.
Other than the changes described above, all other proposed amendments to, and terms of, the 2014 Plan, as well as the other amendments proposed to the 2014 Plan as included in Proposal 5, will remain as described in the Proxy Statement. The foregoing summary of the amendment to the 2014 Plan share limit is qualified in its entirety by reference to the amended text of Section 4.1 of the 2014 Plan, which is attached to this Supplement as Exhibit A.
The Company intends to present the proposed amendments to the 2014 Plan, as described in Proposal 5 to the Proxy Statement as amended by this Supplement, to stockholders for their approval at the Annual Meeting and all references to the 2014 Plan and the proposed amendments to the 2014 Plan contained in the Proxy Statement and proxy card pertaining to the Annual Meeting shall be deemed to refer to the 2014 Plan and the proposed amendments to the 2014 Plan, as amended by this Supplement. Stockholders may access, view and download the Proxy Statement, including the full text of the 2014 Plan included as Appendix C to the Proxy Statement, and this Supplement over the Internet at https://materials.proxyvote.com/15643U.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
FOR APPROVAL OF THE AMENDMENTS TO THE CENTRUS ENERGY CORP.
2014 EQUITY INCENTIVE PLAN, AS REVISED
Voting Procedures
Your vote is important. If you have not already voted your shares, we encourage you to do so. If you have already voted your shares and do not wish to change your vote, no further action is necessary. If you wish to change your vote, you may revoke your proxy and change your vote by delivering a later-dated proxy or by voting at the annual meeting. The later-dated proxy may be delivered by telephone, internet or mail as set forth below. You may revoke your proxy and change your vote at a later date or time by:

•	submitting a properly executed proxy card with a later date, which proxy card is received prior to the date of the annual meeting;

•	signing and delivering a proxy card with a later date;

•	voting in person at the annual meeting; or

•
only in the event you submitted your vote by telephone or over the Internet, calling the toll-free telephone number or visiting the website provided on your proxy card or Notice Regarding Internet Availability of Proxy Materials by 11:59 p.m. Eastern Time on May 30, 2017.

We thank you on behalf of the Board of Directors. Should you have any questions, please feel free to contact Centrus Energy Corp.’s Investor Relations department at (301) 564-3460.

Exhibit A
AMENDED CENTRUS ENERGY CORP.
2014 EQUITY INCENTIVE PLAN
Amended Text of Section 4.1

4.1
Maximum Number of Shares. Subject to adjustment as provided in Section 16, the number of Shares reserved for delivery under the Plan pursuant to Awards settled in Shares shall be ~~two~~ one million two hundred thousand (~~2,000,000~~1,200,000) Shares. The current aggregate Share limit for the Plan is 1,000,000 Shares. Stockholders are being asked to approve amendments to the Plan that would increase this aggregate Share limit by an additional ~~1,000,000~~200,000 Shares (so that the new aggregate Share limit for the plan would be ~~2,000,000~~1,200,000 Shares). As required under Treasury Regulation Section 1.422-2(b)(3)(i), in no event will the number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan exceed this Share limit. The Shares that may be delivered under the Plan may consist of authorized but unissued Shares or treasury Shares or any combination thereof.